UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2018

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

8.01        Other Events.

Pursuant to ASU 2016-15-Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years reporting periods beginning after December 15, 2017, we are required to present insurance proceeds for hull and machinery claims separately as cash flows from investing activities. These amounts were previously recorded in the cash flows from operating activities as the change in prepaid expenses and other current assets. Additionally, as part of the ASU, any cash payments for debt prepayment or extinguishment costs (including third-party costs, premiums paid, and other fees paid to lenders) must be classified as cash outflows for financing activities and for any debt instruments that contain interest payable in kind - the portion of payments received upon settlement of other debt instruments with coupon interest rates that are insignificant relative to the effective interest rate of the borrowing that is attributable to accreted interest (including debt instruments that contain periodic interest coupons that are payable in kind) should be classified as operating activities. The principal portion received on these debt instruments would continue to be classified as investing activities.

Pursuant to ASU 2016-18-Statement of Cash Flows (Topic 230): Restricted Cash for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years reporting periods beginning after December 15, 2017, we are required to present restricted cash within cash and cash equivalents on our statements of cash flows.

The application of these standards at adoption on January 1, 2018, resulted in a retrospective reclassification on the cash flow statement and affects the cash flow statement for years ended December 31, 2015 — 2017. The cash flow information for the years ended December 31, 2015 — 2017 has been updated to reflect the adoption of ASU 2016-15 and ASU 2016-18 as presented in the table below.

	Years Ended December 31,
	2017	2016	2015
Cash Flow Data:
(U.S. dollars in thousands)
Net cash provided by operating activities (1)	152,073	257,222	153,712
Net cash provided by (used in) investing activities (1)	195,562	(901,217)	(395,916)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH (2)	105,831	(62,822)	10,997
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, beginning of period (2)	96,138	158,960	147,963
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, end of period (2)	201,969	96,138	158,960

(1)  Insurance proceeds reclassified from operating activities to investing activities as a result of the Company’s adoption of ASU 2016-15, effective January 1, 2018, for the years ended 2017, 2016, and 2015 were $2.5M, $1.7M, and $2.2M, respectively.

(2) Restricted cash included within cash and cash equivalents on the statement of cash flows as a result of the Company’s adoption of ASU 2016-18, effective January 1, 2018, as of December 31, 2017, December 31, 2016, December 31, 2015, and December 31, 2014 were $1.5M, $1.5M, $1.4M, and $.7M, respectively.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K, including information incorporated by reference into this Form 8-K, contains forward-looking statements, including, for example, but not limited to, statements about management expectations, strategic objectives, strategic opportunities, growth opportunities, business prospects, expectations regarding the Merger, and other similar matters. Forward-looking statements are not statements of historical facts and represent only Euronav’s or Gener8’s beliefs regarding future events, which are inherently uncertain. Forward-looking statements are typically identified by words such as “anticipates,” “believes,” “budgets,” “could,” “estimates,” “expects,” “forecasts,” “foresees,” “goal,” “intends,” “likely,” “may,” “might,” “plans,” “projects,” “schedule,” “should,” “target,” “will,” or “would” and similar expressions, although not all forward-looking information contains these identifying words.

By their very nature, forward-looking statements require Euronav and Gener8 to make assumptions and are subject to inherent risks and uncertainties that give rise to the possibility that Euronav’s or Gener8’s predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that Euronav’s or Gener8’s assumptions may not be correct and that Euronav’s or Gener8’s objectives, strategic goals and priorities will not be achieved.  Gener8 and Euronav caution readers not to place undue reliance on these statements, as a number of important factors could cause actual results to differ materially from the expectations expressed in such forward-looking statements.  These factors include, but are not limited to, the possibility that the Merger does not close when expected or at all because required shareholder approval is not received or other conditions to the closing are not satisfied on a timely basis or at all; that Gener8 and Euronav may be required to modify the terms and conditions of the Merger Agreement to achieve shareholder approval, or that the anticipated benefits of the Merger are not realized as a result of such things as the weakness of the economy and competitive factors in the seaborne transportation area in which Euronav and Gener8 do business; potential litigation arising from the Merger Agreement and/or the Merger; the Merger’s effect on the relationships of Euronav or Gener8 with their respective customers and suppliers, whether or not the Merger is completed; Euronav’s shareholders’ and Gener8’s shareholders’ reduction in their percentage ownership and voting power; the challenges presented by the integration of Euronav and Gener8; the uncertainty of third-party approvals; the significant transaction and merger-related integration costs; loss or reduction in business from Euronav’s or Gener8’s significant customers or the significant customers of the commercial pools in which Euronav and Gener8 participate; changes in the values of Euronav’s and Gener8’s vessels, newbuildings or other assets; the failure of Euronav’s or Gener8’s significant customers, shipyards, pool managers or technical managers to perform their obligations owed to Euronav or Gener8; the loss or material downtime of significant vendors and service providers; Euronav’s or Gener8’s failure, or the failure of the commercial pools in which Euronav and Gener8 participate, to successfully implement a profitable chartering strategy; termination or change in the nature of Euronav’s or Gener8’s relationship with any of the commercial pools in which they participate; changes in demand for Euronav’s and Gener8’s services; a material decline or prolonged weakness in rates in the tanker market;  changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; adverse weather and natural disasters, acts of piracy, terrorist attacks and international hostilities and instability; changes in rules and regulations applicable to the tanker industry (including changes in the laws and regulations regulating the seaborne transportation or refined petroleum products industries or affecting domestic and foreign operations), including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which Euronav or Gener8 or any of their vessels may be subject; changes in trading patterns significantly impacting overall tanker tonnage requirements; any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery; the highly cyclical nature of Euronav’s and Gener8’s industry; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, fuel, insurance, provisions, operating, repairs and maintenance, bunker prices, dry-docking and insurance costs; the adequacy of insurance to cover Euronav’s and Gener8’s losses, including in connection with maritime accidents or spill events; changes in the condition of Euronav’s and Gener8’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, Euronav’s and Gener8’s anticipated drydocking or maintenance and repair costs);  changes in the itineraries of Euronav’s and Gener8’s vessels; adverse changes in foreign currency exchange rates affecting Euronav’s or Gener8’s expenses;  the fulfillment of the closing conditions under, or the execution of customary additional documentation for, Euronav’s and Gener8’s agreements to indirectly acquire vessels and borrow under their existing financing arrangements; Euronav and Gener8’s level of indebtedness and the effect of Euronav’s and Gener8’s indebtedness on their ability to finance operations, pursue desirable business operations and successfully run their business in the future; financial market conditions; sourcing, completion and funding of financing on acceptable terms; Euronav’s and Gener8’s ability to generate sufficient cash to service their indebtedness and comply with the covenants and conditions under their debt obligations; the impact of electing to take advantage of certain exemptions applicable to emerging growth companies; general market conditions, including the market for vessels and fluctuations in spot and charter rates and vessel values; disruption of shipping routes due to accidents or political events; vessel breakdowns and instances of off-hires; the supply of and demand for vessels comparable to the vessels of Euronav and Gener8; delays and cost overruns in construction projects; the availability of skilled workers and the related labor costs; the failure of counterparties to fully perform their contracts; the ability to successfully integrate the two companies; the risk that expected synergies and benefits of the Merger will not be realized within the expected time frame or at all; reputational risks; other factors that may affect future results of Euronav and Gener8, including changes in trade policies, changes in tax laws, technological and regulatory changes, and adverse developments in general market, business, economic, labor, regulatory and political conditions; Gener8’s ability to continue as a going concern and other factors listed from time to time in Gener8’s and Euronav’s filings with the SEC, including, without limitation, Gener8 Maritime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, and its subsequent reports on Form 10-Q and Form 8-K and Euronav’s Form 20-F for the fiscal year ended December 31, 2017 and its subsequent reports on Form 6-K. The forward-looking statements speak only as of the date of this Form 8-K. When relying on Euronav’s or Gener8 Maritime’s forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by applicable law or regulation, Gener8 Maritime’s and Euronav do not undertake to update any forward-looking statement, whether written or oral, to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transaction between Gener8 Maritime and Euronav, Gener8 Maritime and Euronav have filed and intend to file relevant materials with the SEC, including a Euronav registration statement on Form F-4 that includes a proxy statement of Gener8 Maritime and that also constitutes a prospectus of Euronav. The definitive proxy statement/prospectus will be delivered to shareholders of Gener8. INVESTORS AND SECURITY HOLDERS OF GENER8 MARITIME AND EURONAV ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GENER8 MARITIME, EURONAV AND THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Gener8 Maritime and Euronav through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Gener8 Maritime are available free of charge on Gener8 Maritime’s internet website at www.gener8maritime.com. Copies of the documents filed with the SEC by Euronav are available free of charge on Euronav’s internet website at www.euronav.com.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Gener8 Maritime, Euronav, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Gener8 Maritime and Euronav shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus and other relevant documents filed with the SEC. Information about the directors and executive officers of Gener8 Maritime and Euronav is set forth in the proxy statement/prospectus, Gener8 Maritime’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 30, 2018 and Euronav’s Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 17, 2018. These documents will be available free of charge from the sources indicated above.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Secretary and Executive Vice President

DATE:   May 10, 2018